Exhibit 21.1
LIST OF SUBSIDIARIES

The ONE Group, LLC	Delaware
Little West 12th, LLC	Delaware
Basement Manager, LLC	New York
JEC II, LLC	New York
MPD Space Events, LLC	New York
ONE 29 Park Management, LLC	New York
STK Midtown Holdings, LLC	New York
STK Midtown, LLC	New York
ONE Marks, LLC	Delaware
Asellina Marks, LLC	Delaware
WSATOG, LLC	Delaware
STK Miami, LLC	Florida
STK Miami Service, LLC	Florida
Bridge Hospitality, LLC	California
ONE-LA Management, LLC	New York
STK-LA, LLC	New York
STK-Las Vegas, LLC	Nevada
Heraea Vegas, LLC	Nevada
BBCLV, LLC	Nevada
Xi Shi Las Vegas, LLC	Nevada
STK Atlanta, LLC	Georgia
STK DC, LLC	Delaware
STK Orlando, LLC	Florida
TOG Biscayne, LLC	Florida
STK Chicago, LLC	Illinois
STK Westwood, LLC	California
STK Denver, LLC	Colorado
ONE-LA, L.P.	New York
T.O.G. (UK) Limited	United Kingdom
Hip Hospitality Limited	United Kingdom
T.O.G. (Aldwych) Limited	United Kingdom
CA Aldwych Limited	United Kingdom
T.O.G. (Milan) S.r.l.	Italy

STK Rebel (Edinburgh) Limited	United Kingdom
STK Dallas, LLC	Texas
STK Rebel Austin, LLC	Texas
STK Texas Holdings, LLC	Delaware
STK Texas Holdings II, LLC	Delaware
STK Rebel San Diego, LLC	California
STK Rooftop San Diego, LLC	California
STK Ibiza, LLC	Delaware
The ONE Group-MENA, LLC	Delaware
9401415 Canada Ltd.	Canada

OTHER SUBSIDIARIES (not consolidated for GAAP purposes):

Bagatelle Little West 12th, LLC	New York
Bagatelle La Cienega, LLC	California
Bagatelle NY LA Investors, LLC	New York
One 29 Park, LLC	Delaware